                                                                    Exhibit 10.9







                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                     BETWEEN

                       STATE STREET BANK AND TRUST COMPANY

                                       AND

                          STORAGE COMPUTER CORPORATION




                         DATED AS OF NOVEMBER ___, 1998


                      =====================================

                      $10,500,000 Revolving Credit Facility

                      =====================================

















                                TABLE OF CONTENTS

                                       (v)


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                                                                            Page
                                                                            ----

I.   DEFINITIONS...............................................................1
     1.01.  Terms..............................................................1
     1.02.  Other Definitional Provisions......................................7

II.  THE LOANS.................................................................8
     2.01.  Line of Credit; Advances; The Note.................................8
            (a)  Line of Credit................................................8
            (b)  Advances under the Line of Credit.............................8
            (c)  The Note......................................................8
            (d)  Principal Repayment...........................................8
            (e)  Voluntary Prepayments or Permanent Reduction of Maximum
                 Line Availability.............................................8
            (f)  Application of Prepayments....................................9
     2.02.  Rate of Interest; Payment of Interest..............................9
            (a)  Rates of Interest.............................................9
            (b)  Payment of Interest...........................................9
            (c)  Default Rate of Interest......................................9
            (d)  Change in Prime Rate..........................................9
            (e)  Calculation of Interest.......................................9
     2.03.  Line Availability Fee..............................................9
     2.04.  Payments Under the Note...........................................10
     2.05.  Late Payment Fee..................................................10
     2.06.  Day of Payment....................................................10
     2.07.  Use of Proceeds...................................................10
     2.08.  Negative Pledge Covenant..........................................10
     2.09.  Subordination of Indebtedness to Third Parties....................10

III. REPRESENTATIONS AND WARRANTIES...........................................11
     3.01.  Financial Statements..............................................11
     3.02.  Organization of the Borrower......................................11
     3.03.  Authorization and Binding Effect..................................11
     3.04.  Litigation........................................................12
     3.05.  No Encumbrances or Defaults.......................................12
     3.06.  Indebtedness and Liens............................................12
     3.07.  Taxes.............................................................12
     3.08.  Investments.......................................................13
     3.09.  Borrower not an Investment Company................................13
     3.10.  Federal Reserve System Regulations................................13
     3.11.  ERISA Compliance..................................................13
     3.12.  No Misstatements or Omissions.....................................13
     3.13.  Solvency of Borrower..............................................14
     3.14.  Year 2000 Compliance..............................................14
     3.15.  Principal Place of Business; Location of Records..................14
     3.16.  Subsidiaries......................................................14
     3.17.  Stock.............................................................14
     3.18.  Environmental Matters.............................................14


                                      (vi)


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      3.19.  Material Contracts...............................................16
      3.20.  Qualified Customer Orders. ......................................16

IV.   CONDITIONS OF MAKING THE LOANS AND ADVANCES.............................16
      4.01.  Initial Advance..................................................16
      4.02.  Subsequent Advances..............................................17

V.    AFFIRMATIVE COVENANTS...................................................18
      5.01.  Maintenance of Properties; Compliance with Laws..................18
      5.02.  Payment of Taxes; Debts..........................................18
      5.03.  Reports to Bank..................................................19
      5.04.  Inspection by Bank...............................................20
      5.05.  Accounting.......................................................20
      5.06.  Bank Accounts....................................................20
      5.07.  Insurance........................................................20
      5.08.  Notice of Proceedings, Defaults and Adverse Changes..............21
      5.09.  Additional Assurances............................................21
      5.10.  Year 2000 Compliance.............................................22
      5.11.  Tax Refund.......................................................22
      5.12.  Maintenance of Properties and Leases.............................22
      5.13.  Records, Accounts and Places of Business.........................22
      5.14.  Financial Advisor................................................22

VI.   NEGATIVE COVENANTS......................................................23
      6.01.  Indebtedness.....................................................23
      6.02.  Liens............................................................23
      6.03.  Guarantees.......................................................24
      6.04.  Sale of Assets and Accounts Receivable...........................24
      6.05.  Sale and Leaseback...............................................24
      6.06.  Investments......................................................25
      6.07.  Reorganization...................................................25
      6.08.  Payments to Stockholders or Affiliates...........................25
      6.09.  Transactions with Affiliates.....................................25
      6.10.  ERISA............................................................25

VII.  FINANCIAL COVENANTS.....................................................26
      7.01.  Quick Ratio......................................................26
      7.02.  Tangible Net Worth...............................................26
      7.03.  EBIT to Interest Ratio...........................................26
      7.04.  Minimum Qualified Customer Orders................................26

VIII. DEFAULTS................................................................26

IX.   MISCELLANEOUS...........................................................29
      9.01.  Survival of Warranties...........................................29
      9.02.  Reimbursement of Bank's Expenses.................................29
      9.03.  Governing Law....................................................30

                                      (vii)





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     9.04.  Waivers and Amendments............................................30
     9.05.  No Implied Waivers................................................30
     9.06.  Notices...........................................................30
     9.07.  Set-Off...........................................................31
     9.08.  Successors and Assigns............................................32
     9.09.  Counterparts......................................................32
     9.10.  Jurisdiction and Venue; Waiver of Jury Trial......................32
     9.11.  Savings Clause....................................................32
     9.12.  Headings..........................................................33
     9.13.  Indemnification by Borrower.......................................33
     9.14.  Third Party Beneficiaries.........................................33



                                     (viii)


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                   SECOND AMENDED AND RESTATED LOAN AGREEMENT


         THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT is made and entered into as of the ___th day of November, 1998 by and between STORAGE COMPUTER CORPORATION, a corporation formed under the laws of the State of Delaware, with its principal place of business at 11 Riverside Street, Nashua, New Hampshire 03062-1373 (the "Borrower") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, with its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110-2804 (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, the Bank and the Borrower are parties to a Loan Agreement dated as of August 4, 1995, as amended as of August 20, 1996 and August 15, 1997 and amended and restated on August 28, 1998 (as so amended and restated, the "Original Loan Agreement"), pursuant to which the Bank has extended to the Borrower a line of credit in the maximum principal amount of $13,500,000; and

         WHEREAS, the Borrower has requested that the Bank waive certain events of default and make certain other amendments to the line of credit; and

         WHEREAS, the Bank is willing to waive certain defaults and make such amendments on the terms and conditions hereinafter set forth; and

         WHEREAS, the parties hereto have agreed to amend and restate the Original Loan Agreement in its entirety to reflect the changes requested by the Borrower.

         NOW, THEREFORE, in consideration of the premises and agreements hereinafter set forth, and intending to be legally bound hereby, the Bank and the Borrower hereby agree as follows:

I.       DEFINITIONS

         1.01. TERMS. As used in this Agreement, the following terms shall have the meanings set out respectively after each such term (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ADVANCE" shall have the meaning set forth at Section 2.01 (b) hereof.

         "AFFILIATE" shall mean, as applied to any Person, the spouse of such Person, any relative of such Person within the third degree, any member, director, officer, stockholder, warrant holder, general partner, limited partner, manager or employee of such Person, any corporation, association, partnership, firm or other entity of which such Person is a member, director, officer, stockholder, general partner, limited partner, manager or employee and any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

         "AFFILIATE SUBORDINATION AGREEMENT" shall have the meaning set forth in
Section 2.09 hereof.

         "AGREEMENT" shall mean this Second Amended and Restated Loan Agreement, as the same may be amended, restated or otherwise modified from time to time by the parties hereto.

         "BANK" shall mean State Street Bank and Trust Company, a Massachusetts trust company, and its successors and assigns.

         "BORROWER" shall mean Storage Computer Corporation, a Delaware corporation, and its successors and assigns.

         "BUDGET" shall have the meaning set forth at Section 5.03(d) hereof.

         "BUSINESS DAY" means a day (other than Saturday or Sunday) on which banks are open for business in the City of Boston, Massachusetts.

         "CAPITAL EXPENDITURE" shall mean any Capital Lease of a Person and any plant or equipment expenditure or other expenditure by such Person which, in accordance with generally accepted accounting principles, would be classified as a capital expenditure and shown as a liability on the balance sheet of such Person.

         "CAPITAL LEASE" shall mean a lease of property that is required to be recorded as a liability on the lessee's balance sheet under generally accepted accounting principles, with the amount of a Capital Lease to be deemed to be the amount of the liability so recorded.

         "CLOSING" shall mean the closing of the loan transaction contemplated by this Agreement.

         "CLOSING DATE" shall mean the date set forth at the beginning of this Agreement.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all Treasury rules and regulations promulgated pursuant thereto.

         "COLLATERAL ASSIGNMENT OF MATERIAL CONTRACTS" shall mean that certain Collateral Assignment of Material Contracts dated as of November ____, 1998 by and between the Borrower and the Bank as the same may be amended, restated or otherwise modified from time to time.

         "CURRENT LIABILITIES" shall mean, at any date, the current liabilities of the Borrower as determined in accordance with generally accepted accounting principles.

         "DEFAULT RATE" shall have the meaning set forth in Section 2.02(d) hereof.

         "DOLLARS" AND THE SIGN "$" shall mean lawful money of the United States of America.

         "EBIT" shall mean, with respect to a fiscal period, net income or loss of the Borrower for such period, PLUS the following: (i) interest expenses charged to income for such period, and (ii) state and federal income taxes charged to income for such period, and (iii) extraordinary losses for such period, MINUS extraordinary gains for such period.

         "EBIT TO INTEREST RATIO" shall mean, with respect to a fiscal period, a fraction, the numerator of which is equal to EBIT for such period, and the denominator of which is equal to the Borrower's interest expense on all Indebtedness for such period.

         "ENVIRONMENTAL LAW" means any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, or any federal, state, county or local statute, regulation, ordinance, order or decree relating to public health, welfare, the environment, or to the storage, handling, use or generation of hazardous substances in or at the workplace, worker health or safety, whether now existing or hereafter enacted.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EVENT OF DEFAULT" shall have the meaning set forth at Article VIII hereof.

         "FISCAL QUARTER" shall mean each quarterly period ending on March 31, June 30, September 30 and December 31 in each year.

         "GUARANTORS" shall mean all of the Borrower's now existing or after-acquired Subsidiaries.

         "GUARANTY AGREEMENTS" shall mean those certain Guaranty Agreements dated November ____, 1998, from the Guarantors in favor of the Bank in the form of EXHIBIT E hereto as the same may be amended, restated or otherwise modified from time to time.

         "INDEBTEDNESS" shall mean as to any Person: (a) any indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (b) obligations as lessee under Capital Leases; (c) current liabilities in respect of unfunded vested benefits under any pension plan or similar plan of such Person or maintained by such Person; (d) obligations of such Person under letters of credit issued for the account of such Person; (e) obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed; and (f) guarantees by such Person of Indebtedness of another Person.

         "INVESTMENTS" shall mean any payment of money or property to a Person in exchange for an equity interest or evidence of indebtedness of such Person or in exchange for any right to acquire an interest in such person.

         "INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean that certain Intellectual Property Security Agreement dated November ____, 1998, by and between the Bank and the Borrower as the same may be amended, restated or otherwise modified from time to time.

         "LANDLORD CONSENT AND ESTOPPEL CERTIFICATE" shall mean that certain Landlord Consent and Estoppel Certificate dated November ____, 1998, in connection with the Borrower's property located at 11 Riverside Street, Nashua, New Hampshire.

         "LATE PAYMENT FEE" shall have the meaning set forth in Section 2.05 hereof.

         "LIEN" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement), any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

         "LINE OF CREDIT" shall mean the line of credit made available to the Borrower under this Agreement in the maximum principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000).

         "LOAN DOCUMENTS" shall mean collectively, the Original Loan Agreement as amended and restated in its entirety by this Agreement, the Original Note as amended and restated in its entirety by the Note, the Subordination Agreements, the Security Agreement, Intellectual Property Security Agreement, Collateral Assignment of Material Contracts, Guaranty Agreements, Pledge Agreement, all related financing statements, the Landlord Consent and Estoppel Certificate, as amended, and any other document, agreement, instrument, schedule or exhibit entered into or delivered in connection herewith or therewith or contemplated hereby or thereby or related hereto or thereto or otherwise referred to herein or therein, all as may be amended, restated or otherwise modified from time to time, and any other note or notes issued in replacement of the Note and all extensions, renewals, modifications, substitutions, replacements, amendments and restatements thereof or of the Note.

         "LOANS" shall mean collectively loans made by the Bank to the Borrower pursuant to this Agreement.

         "MATERIAL ADVERSE EFFECT" shall mean, with respect to the Borrower, a material adverse effect on the properties, business, operations, assets or condition (financial or otherwise) of the Borrower, or a material adverse effect on the Borrower's ability to perform any of its obligations under any of the Loan Documents.

         "MATURITY DATE" shall mean March 1, 1999, the date upon which the Line of Credit shall be due and payable in full, unless the payment thereof is earlier made, whether upon demand, prepayment, or otherwise, or unless such date is extended in writing by the Bank in its sole discretion.

         "MAXIMUM LINE AVAILABILITY" shall mean Ten Million Five Hundred Thousand Dollars ($10,500,000).

         "NOTE" shall mean the secured Amended and Restated Line of Credit Note in the maximum principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) dated November ___, 1998 (as amended and restated as of the Closing Date) issued by the Borrower to the Bank on the Closing Date) in the form of EXHIBIT A annexed hereto, and all extensions, renewals, modifications, substitutions, replacements, amendments and restatements thereof.

         "OBLIGATIONS" shall mean collectively in each case whether now existing or hereafter arising, direct or indirect, absolute or contingent, due or to become due, liquidated or unliquidated, and whether or not evidenced by any note: (i) all indebtedness, liabilities and obligations of the Borrower to the Bank under this Agreement, the Note and the other Loan Documents, including, without limitation, the interest accruing on the Note after the filing of any bankruptcy or similar petition, reasonable attorneys' fees and collection costs incurred in the enforcement or collection thereof, and any and all extensions, renewals, modifications, substitutions, replacements, amendments and restatements of any of the foregoing, and (ii) any and all other indebtedness, liabilities and obligations of the Borrower to the Bank.

         "ORIGINAL LOAN AGREEMENT" shall mean the Loan Agreement dated as of August 4, 1995, as amended as of August 20, 1996 and August 15, 1997 and as amended and restated on August 28, 1998 between the Bank and the Borrower.

         "ORIGINAL NOTE" shall mean the secured Amended and Restated Line of Credit Note in the maximum principal amount of Ten Million Dollars ($10,000,000) issued by the Borrower on August 4, 1995 (as amended and restated as of August 20, 1996 and August 28, 1998).

         "PERSON" shall mean a corporation, a limited liability company, an association, a general or limited partnership, a limited liability partnership, a joint venture, a trust, an organization, any business entity, a natural person or any government or agency or political subdivision thereof.

         PLANS" shall have the meaning set forth in Section 6.10 hereto.

         "PLEDGE AGREEMENTS" shall mean that certain Pledge Agreement dated November ____, 1998, by and between the Bank and Borrower in the Form of EXHIBIT F hereto, as the same may be amended, restated or otherwise modified from time to time.

         "PRIME RATE" shall mean the rate of interest announced by the Bank in Boston, Massachusetts from time to time as its "prime rate", as adjusted to conform to changes as of the opening of business on the date of any such change in the Prime Rate. Each change in the interest rate hereunder and under the Note shall take effect simultaneously with the corresponding change in such Prime Rate.

         "PROJECTIONS" shall have the meaning set forth in Section 3.01(b) hereof.

         "QUALIFIED CUSTOMER ORDERS" shall mean orders from unaffiliated customers of the Borrower evidenced by valid, enforceable, written purchase orders or contracts.

         "QUICK RATIO" shall mean, as measured on the last day of a Fiscal Quarter, a fraction, the numerator of which is equal to the aggregate sum of the Borrower's cash, accounts receivable and marketable securities, and the denominator of which is equal to the Borrower's Current Liabilities. For the purpose of financial covenant compliance, Current Liabilities shall include the outstanding balance under the Line of Credit as of the compliance date.

         "RESTRICTED PAYMENT" shall mean any payment, dividend or other distribution, direct or indirect by the Borrower in cash, property, securities or other assets to any of its partners, or stockholders, as applicable, or to any Affiliate of any of its partners or stockholders, as applicable, including, without limitation, distributions, reimbursements, dividends, salaries, payments of interest or principal, and payments for the purpose of purchasing, retiring or redeeming any ownership or other equity interests in the Borrower or making any distribution or return of capital in respect of such interests, excluding, however, reasonable compensation paid to any stockholder or partner who is an existing employee of the Borrower.

         "SECURITY AGREEMENT" shall mean that certain Security Agreement dated November ____, 1998 by and between the Bank and the Borrower, as the same may be amended, restated or otherwise modified from time to time.

         "SHAREHOLDER NOTE" shall mean the demand promissory note issued by the Borrower in favor of Theodore J. Goodlander during the Borrower's 1996 fiscal year in the original principal amount of $910,000, of which $710,000 is currently outstanding as of November, 1998, and any extension, renewal, modification, substitution or amendment thereof, and any other promissory notes, now or in the future, issued by the Borrower in favor of Theodore J. Goodlander, and subject to a Subordination Agreement as set forth in Section 2.09 hereof.

         "SUBORDINATION AGREEMENT" shall have the meaning set forth in Section
2.09 hereof.

         "SUBSIDIARIES" shall mean any Person of which the Borrower or other specified parent shall now or hereafter at the time own, directly or indirectly through one or more Subsidiaries or otherwise, sufficient voting stock (or other beneficial interest) to entitle it to elect at least a majority of the board of directors or trustees or similar managing body.

         "TANGIBLE NET WORTH" shall mean the total of all assets of the Borrower appearing on a balance sheet prepared in accordance with generally accepted accounting principles, after deducting therefrom (without duplication of deductions): (i) any write-up in the book carrying value of any asset resulting from a re-evaluation thereof subsequent to December 31, 1989; (ii) all reserves, including but not limited to reserves for liabilities, fixed or contingent, deferred income taxes, obsolescence, depletion, insurance, and inventory valuation, which are not deducted from assets; and (iii) all Indebtedness (after eliminating inter-company items), MINUS, all of the Borrower's intangible assets, including, without limitation, goodwill, intellectual property, organizational costs, non-compete agreements, and deferred financing costs.

         "YEAR 2000 COMPLIANCE" OR "YEAR 2000 COMPLIANT" shall mean the operation of computer systems material to the business and operations of the Borrower such that dates after 12/31/99 will be properly recognized by the computer systems.

         1.02.    OTHER DEFINITIONAL PROVISIONS.

                  (a) Except as otherwise specifically provided for herein, all accounting terms used in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                  (b) All terms defined in this Agreement shall have the above-defined meanings when used in the Note or any other Loan Document, schedule, exhibit, certificate, report or other document made or delivered pursuant to this Agreement or any other Loan Document, unless the context therein shall otherwise require.

                  (c) The words "hereof", "herein", "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (d) References, if any, to any obligations or liabilities of the "Borrower" shall refer to the joint and several obligations of such Persons, if more than one Borrower.

                  (e) Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

II.      THE LOANS

         2.01.    LINE OF CREDIT; ADVANCES; THE NOTE.

                  (a) LINE OF CREDIT. Subject to the terms and conditions contained in this Agreement, and so long as there shall have been no material adverse change in the Borrower's financial condition since the time of the Borrower's most recent request for a disbursement hereunder, the Bank agrees to make loans to the Borrower from time to time from the date hereof to, but not including, the Maturity Date (collectively, the "Loans") in the aggregate principal amount not to exceed at any time outstanding the amount of the Maximum Line Availability (the "Line of Credit"). Prior to the Maturity Date, and except as otherwise provided in this Agreement, the Borrower may borrow, repay and re-borrow within the limits of the Maximum Line Availability. Each Loan shall be made and maintained at the Bank's principal place of business.

                  (b) ADVANCES UNDER THE LINE OF CREDIT. Requests for loans under the Line of Credit (each an "Advance" and collectively, the "Advances") may be made by the Borrower by written notice to the Bank in the form of Exhibit B annexed hereto (each a "Request for Advance") (effective upon receipt by the Bank) by 2:00 p.m. Eastern time on the day each such Loan is requested, specifying: (1) the requested date of such Loan, and (2) the amount of such Loan. Subject to the terms and conditions of this Agreement, loans requested as set forth herein will be funded by crediting the Borrower's demand deposit account at the Bank by the close of business on the day such Advance or date of borrowing, as applicable, is requested. Advances shall be in an amount of at least Ten Thousand Dollars ($10,000), or if less, the unused portion of the Maximum Line Availability. Any Loans for which no Request for Advance is received shall be governed by the Borrower's LMCS Agreement, if any, with the Bank. Each Request for Advance shall be irrevocable and binding on the Borrower.

                  (c) THE NOTE. The Loans shall be evidenced by the Note and shall bear interest and mature as set forth in the Note and in this Agreement.

                  (d) PRINCIPAL REPAYMENT. The outstanding principal balance of the Note shall be due and payable in full on the Maturity Date.

                  (e) VOLUNTARY PREPAYMENTS OR PERMANENT REDUCTION OF MAXIMUM LINE AVAILABILITY. The Borrower may prepay the Note in whole or in part at any time and from time to time, or permanently reduce or terminate the Maximum Line Availability, PROVIDED THAT (i) any prepayment of the full amount of the Note or permanent reduction or termination of the Maximum Line Availability shall be accompanied by the full payment of all accrued interest and fees due thereon,
(ii) any partial prepayment of the Note shall be accompanied by the payment of interest and fees due through the date of any such prepayment on that portion of the Note being prepaid, and (iii) any prepayment of the Note or permanent reduction or termination of the Maximum Line Availability shall be made upon not less than one (1) Business Day prior written notice to the Bank. Any funds applied to prepay the outstanding principal balance of the Note may be readvanced, subject at all times to the terms and conditions of this Agreement.

                  (f) APPLICATION OF PREPAYMENTS. All prepayments (whether voluntary, mandatory or permanent) shall, unless otherwise determined by the Bank, be applied first to overdue interest and fees, second to accrued but unpaid interest and fees, and finally, to prepayment of the outstanding principal balance of the Note.

         2.02.    RATE OF INTEREST; PAYMENT OF INTEREST.

                  (a) RATES OF INTEREST. The Note shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Prime Rate plus one-quarter percent (1/4%).

                  (b) PAYMENT OF INTEREST. Interest under the Note shall be payable monthly in arrears on the first day of each month, commencing on the first day of the month next succeeding the Closing Date, and at maturity, whether by reason of demand, acceleration, payment, prepayment or otherwise.

                  (c) DEFAULT RATE OF INTEREST. Notwithstanding subsection (a) of this Section 2.02, at the Bank's option, if an Event of Default shall have occurred and shall be continuing after the expiration of any applicable cure period, then, in such event, the interest rate applicable to the Note (the "Default Rate") shall be four percent (4%) in excess of the Prime Rate, which Default Rate shall become effective on the date such Event of Default occurs and shall continue in effect until such Event of Default is either cured by the Borrower, waived by the Bank or in the case of incurable financial covenant defaults under Article VII hereof, which are not waived by the Bank, the Borrower shall have returned to being in compliance therewith.

                  (d) CHANGE IN PRIME RATE. Each change in the interest rate payable under the Note shall take effect simultaneously with the corresponding change in such Prime Rate.

                  (e) CALCULATION OF INTEREST. Interest shall be calculated on the basis of a three hundred sixty (360) day year, counting the actual number of days elapsed.

         2.03. LINE AVAILABILITY FEE. In consideration of the Bank's entering into this Agreement, while any portion of the Line of Credit is outstanding, the Borrower shall pay to the Bank an annual fee (the "Line

Availability Fee") in the amount of one-quarter of one-percent (1/4%) per annum of the average daily balance of the unused portion of the Maximum Line Availability, payable quarterly in arrears on the last day of each March, June, September and December, commencing September 30, 1998. The Line Availability Fee shall be calculated on the basis of a three hundred sixty (360) day year, counting the actual number of days elapsed.

         2.04. PAYMENTS UNDER THE NOTE. All payments made by the Borrower of principal of, and interest on, the Note, and other sums and charges payable hereunder shall be made to the Bank by debiting by the Bank of the demand deposit account(s) in the name of the Borrower at the Bank, or in such other reasonable manner as may be designated by the Bank in writing to the Borrower, and in any event shall be made in immediately available funds. The Borrower hereby authorizes the Bank to so debit any one or more of its demand deposit account(s) for such payments.

         2.05.    LATE PAYMENT FEE. If any payment due hereunder or under the
Note is not paid within five (5) days after the date such payment is due, then the Borrower shall pay to the Bank, to the extent permitted by law, a fee (the "Late Payment Fee") equal to two percent (2%) of the amount of the late payment.

         2.06. DAY OF PAYMENT. Whenever any payment to be made hereunder or under the Note shall become due and payable on a day which is not a Business Day, such payment may be made on the next succeeding Business Day and, in the case of any payment of principal, such extension of time shall in such case be included in computing interest on such payment.

         2.07. USE OF PROCEEDS. The proceeds of the Loans shall be used by the Borrower for working capital purposes (and for no other purposes without the prior written consent of the Bank).

         2.08. NEGATIVE PLEDGE COVENANT. The Borrower covenants and agrees not to encumber, pledge, mortgage, hypothecate, or grant security interests in or other liens on any of its assets (whether tangible or intangible or now owned or hereafter acquired), other than pursuant to the Loan Documents, without the prior written consent of the Bank.

         2.09. SUBORDINATION OF INDEBTEDNESS TO THIRD PARTIES. The Borrower shall deliver to the Bank, or cause to be delivered to the Bank by the appropriate parties thereto, one or more intercreditor and subordination agreements providing for the subordination to the Obligations of all Indebtedness of the Borrower to Theodore J. Goodlander and if requested by the Bank, its other Affiliates, pursuant to one or more subordination agreements (each an "Affiliate Subordination Agreement") in form and substance satisfactory to the Bank and its counsel.

         The agreement(s) described in this Section 2.09 are sometimes hereinafter collectively referred to as the "Subordination Agreements" and each individually as a "Subordination Agreement". The Borrower and each such subordinated creditor shall take such further action and execute such documents as may be necessary from time to time to enable the Bank to obtain and maintain the subordination referred to herein.

III.     REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Bank (which representations and warranties shall survive the delivery of the Note and the making of the Loans) that:

         3.01. FINANCIAL STATEMENTS. The Borrower has heretofore delivered to the Bank:

                  (a) Copies of audited balance sheets and statements of income and loss and cash flows of the Borrower for the fiscal years ending December 31, 1995, 1996 and 1997 and unaudited interim financial statements for the nine-month period ending September 30, 1998. Said financial statements (i) are complete and correct in all material respects and fairly present the financial condition and the results of operations of the Borrower at the dates thereof, and (ii) except as otherwise disclosed in writing to the Bank, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods. Since the dates of such financial statements, there have been no material adverse changes in the condition of the Borrower, financial or otherwise. Except as disclosed in said financial statements, the Borrower has no contingent obligations, liabilities for taxes, long-term debt or other forward or long-term commitments.

                  (b) Statements of projected revenues, expenses and operating income of the Borrower through fiscal year ending December 31, 1998 (the "Projections"), a copy of which is attached hereto as Schedule 3.01. The Borrower has prepared the Projections in good faith on the basis of reasonable and prudent assumptions and believes the financial projections set forth therein to be reasonable in light of currently available information. To the best of Borrower's knowledge, based on available information, the Projections do not omit to state any material fact known to the Borrower to be necessary in order to make the Projections not misleading. The Bank agrees to use its best efforts to retain the confidentiality of the Projections but shall incur no liability for its failure to do so except as a result of its own wilful or gross negligence.

         3.02. ORGANIZATION OF THE BORROWER. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the power and authority to own its properties and to carry on its business as now being conducted and as presently contemplated,
(iii) is duly qualified to transact business in all states where the nature of its activities requires such qualification or where the failure to qualify would not have a Material Adverse Effect on the Borrower, and (iv) has the power and authority to execute, deliver and perform its obligations under the Loan Documents.

         3.03. AUTHORIZATION AND BINDING EFFECT. The execution, delivery of, and performance by the Borrower of its obligations under the Loan Documents have been duly authorized by all requisite corporate action of the Borrower and neither the execution and performance of, nor the execution and delivery of any of the Loan Documents will (A) violate any provision of (i) law, any order, judgment or decree of any court or other agency of government, (ii) the Certificate of Incorporation or Bylaws of the Borrower, (iii) any indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower is bound, or (B) be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or instrument, or (C) (except as may be permitted by this Agreement) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to any such indenture, agreement or instrument. The Loan Documents constitute the legal, valid and binding obligations of the Borrower, and are enforceable in accordance with their respective terms.

         3.04. LITIGATION. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency (including any arbitration board or tribunal) now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower (nor to Borrower's knowledge does any basis exist for such an action, suit or proceeding) (a) which, if adversely determined, would be likely to have a Material Adverse Effect on the Borrower, or (b) which questions the validity of any of the Loan Documents, or any action taken or to be taken pursuant thereto.

         3.05. NO ENCUMBRANCES OR DEFAULTS. The Borrower is not a party to any agreement or instrument or subject to any corporate, contractual or other restriction materially adversely affecting its business, properties, assets, operations or condition, financial or otherwise, taken as a whole. The Borrower is not in violation of any provision of its Certificate of Incorporation. The Borrower is not in violation of any material indenture, agreement or instrument to which it is a party, or by which it is bound, or, to the best of the Borrower's knowledge and belief, of any provision of law, the violation of which could have a Material Adverse Effect upon the Borrower, or any order, judgment or decree of any court or other agency of government. Without limiting the scope of the foregoing, the Borrower is in compliance in all material respects with all federal, state and local laws and regulations, including all federal and state securities laws and regulations, the violation of which could have a Material Adverse Effect on the Borrower. There is no fact known to the Borrower which materially adversely affects the business, operations, affairs or condition of either of the Borrower or any of its respective properties, which has not been set forth in this Agreement or in the exhibits and schedules to this Agreement.

         3.06. INDEBTEDNESS AND LIENS. The Borrower has no Indebtedness except for Indebtedness permitted by Section 6.01 hereof, and there are no Liens on any assets of the Borrower except Liens permitted by Section 6.02 hereof.

         3.07. TAXES. The Borrower has filed all tax returns required by law to be filed and has paid all taxes, assessments and other governmental charges levied upon its properties, assets, and income, other than those not yet delinquent. There are no unpaid assessments for additional taxes and no basis therefor. The Borrower has paid all assessments and other charges levied upon its properties.

         3.08. INVESTMENTS. Other than Investments permitted by Section 6.06, the Borrower has no Investments and does not hold or own any equity or similar ownership interests or any rights to acquire the same in any Person.

         3.09. BORROWER NOT AN INVESTMENT COMPANY. The Borrower is not an "investment company", or a company "controlled" by an "investment company", as such terms are defined in the Investment Borrower Act of 1940, as amended.

         3.10. FEDERAL RESERVE SYSTEM REGULATIONS. The Borrower does not own and has no present intention of acquiring, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or any "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under any of such statutes. Neither the consummation of the Loans hereunder, nor the use, directly or indirectly, of all or any portion of the proceeds thereof, will violate or result in a violation of any provision of any applicable statute, regulation or order of, or any restriction imposed by, the United States of America or by any authorized official, board, department, instrumentality or agency thereof relating to the control of foreign or overseas lending or investment.

         3.11. ERISA COMPLIANCE. The Borrower has not incurred (a) any accumulated funding deficiency within the meaning of ERISA, or (b) any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under such Act) in connection with any employee benefit plan established or maintained by the Borrower; nor has the Borrower had any tax assessed against it by the Internal Revenue Service for any alleged violation under Section 4975 of the Code.

         3.12. NO MISSTATEMENTS OR OMISSIONS. No statement of fact made by or on behalf of the Borrower in this Agreement or in any certificate or schedule furnished to the Bank pursuant hereto, or otherwise delivered by the Borrower to the Bank, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Bank which materially affects adversely, nor as far as the Borrower can foresee, will materially affect adversely the property, business, operations or condition (financial or otherwise) of the Borrower taken as a whole.

         3.13. SOLVENCY OF BORROWER. Entering into this Agreement, making and delivering the Note and the borrowings under this Agreement, do not and will not render the Borrower insolvent or unable to pay its debts as they become due. The Borrower is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency law or the liquidating of all or a major portion of its property, and the Borrower has no knowledge of any person contemplating the filing of any such petition against it or any of its assets. After giving effect to the transactions contemplated by this Agreement (including all borrowings to be made hereunder), the Borrower is and will be able to pay its debts as such debts become due and will have and continue to have capital sufficient to carry on its business as presently conducted and as presently contemplated to be conducted.

         3.14. YEAR 2000 COMPLIANCE. The Borrower has taken all necessary action to assess and evaluate all of the hardware, software embedded microchips and other processing capabilities that it uses, directly or indirectly, and made inquiry of the Borrower's material suppliers and vendors, to ensure that it will be able to function accurately and without interruption using date information before, during and after January 1, 2000.

         3.15. PRINCIPAL PLACE OF BUSINESS; LOCATION OF RECORDS. The Borrower's and each of its Subsidiaries' principal place of business is as set forth on SCHEDULE 3.15 hereto and the Borrower and each of its Subsidiaries has had no other principal place of business during the last six months. All of the books and records or true and complete copies thereof relating to the accounts and contracts of the Borrower and each of its Subsidiaries are and will be kept at such locations.

         3.16. SUBSIDIARIES. The Borrower has no Subsidiaries except for those listed in SCHEDULE 3.16 hereto. All of the issued and outstanding capital stock of each Subsidiary listed on SCHEDULE 3.16 hereto is owned of record and beneficially by the Borrower.

         3.17. STOCK. There are presently issued by the Borrower and its Subsidiaries and outstanding the shares of capital stock indicated on SCHEDULE
3.17 hereto. The Borrower and its Subsidiaries have received the consideration for which such stock was authorized to be issued and have otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and all such shares are validly issued, fully paid and non-assessable. The Borrower and its Subsidiaries have no other capital stock of any class outstanding.

         3.18. ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 3.18 hereto.

                  (a) None of the Borrower, any of its Subsidiaries, nor any operator of any of their respective properties is in violation, or to the Borrower's knowledge is in alleged violation, of any Environmental Law, which violation would have a material adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries.

                  (b) None of the Borrower any of its Subsidiaries or any operator of any of their respective properties has received notice from any third party, including without limitation any federal, state, county, or local governmental authority, (i) that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA") or any equivalent state law, with respect to any site or location; (ii) that any hazardous waste, as defined in 42 U.S.C. ss. 6903(5), any hazardous substances, as defined in 42 U.S.C. ss. 9601(14), any pollutant or contaminant, as defined in 42 U.S.C. ss. 9601(33), or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of, has been found at any site at which a federal, state, county, or local agency or other third party has conducted or has ordered the Borrower, any of its Subsidiaries or another third party or parties (E.G. a committee of potentially responsible parties) to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any actual or alleged release or threatened release of Hazardous Substances. For purposes of this Agreement, "release" means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping of Hazardous Substances into the environment.

                  (c) (i) The Borrower, each of its Subsidiaries and each operator of any real property owned or operated by the Borrower is in compliance, in all material respects, with all provisions of the Environmental Laws relating to the handling, manufacturing, processing, generation, storage or disposal of any Hazardous Substances; (ii) to the best of the Borrower's knowledge, no portion of property owned, operated or controlled by the Borrower or any of its Subsidiaries has been used for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; (iii) to the best of the Borrower's knowledge, there have been no releases or threatened releases of Hazardous Substances on, upon, into or from any property owned, operated or controlled by the Borrower or any of its Subsidiaries, which releases could have a material adverse effect on the value of such properties or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no releases of Hazardous Substances on, upon, from or into any real property in the vicinity of the real properties owned, operated or controlled by the Borrower or any of its Subsidiaries which, through soil or groundwater contamination, may have come to be located on the properties of the Borrower or any of its Subsidiaries; (v) there have been no releases of Hazardous Substances on, upon, from or into any real property formerly but no longer owned, operated or controlled by the Borrower or any of its Subsidiaries.

                  (d) None of the properties of the Borrower nor any of its Subsidiaries is subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

         3.19. MATERIAL CONTRACTS. Except as described in SCHEDULE 3.20 hereto, there are no contracts, agreements or documents of a similar nature which if breached or terminated could result in any material adverse change in the business or assets or in the condition, financial or otherwise, of the Borrower or any of its Subsidiaries.

         3.20. QUALIFIED CUSTOMER ORDERS. The Borrower's Qualified Customer Orders for the period of October 1, 1998 through November 9, 1998 were $2,400,000.

IV.      CONDITIONS OF MAKING THE LOANS AND ADVANCES.

         4.01. INITIAL ADVANCE. The Bank shall have no obligation to make the initial Advance of Loans unless:

                  (a) The representations and warranties set forth in Article III hereof and in the Loan Documents and each and every Exhibit, Schedule, instrument, document or agreement delivered in connection therewith shall be true and correct in all material respects on and as of the date hereof and shall be true and correct in all material respects as of the date the first Advance is made, and the Borrower shall have performed all obligations which were to have been performed by it hereunder prior to the date the first Advance is made.

                  (b) No Event of Default shall have occurred and be continuing beyond any applicable grace or cure period set forth in Article VIII hereof, and no event which upon notice or lapse of time, or both, would constitute such an Event of Default, shall have occurred and be continuing beyond any applicable grace or cure period set forth in Article VIII hereof, nor would result from the making of such Advance.

                  (c) The Borrower shall have executed and delivered, or caused to be executed and delivered, to the Bank, the following:



                           (i) This Agreement, the Note, the Security Agreement (and related UCC-1 financing statements), Intellectual Property Security Agreement, Collateral Assignment of Material Contracts, Guaranty Agreements, Pledge Agreements (and related stock certificates and stock powers), all related financing statements, the Landlord Consent and Estoppel Certificate, and the Amended and Restated Affiliate Subordination Agreement consistent with the transactions contemplated by this Agreement; together with any other documents required by the terms thereof;

                           (ii) A certificate of the Secretary or Assistant Secretary of the Borrower and Guarantors certifying to the accuracy, conformity to prevailing law and completeness of resolutions adopted by its directors (and, if necessary, its stockholders) authorizing the execution and delivery by the Borrower of each Loan Documents to which it is a party, and certifying the names of the officers authorized to sign such Loan Documents, with the true signatures of such Persons. The Bank may conclusively rely on such certificates until it shall receive a further certificate of the Secretary or Assistant Secretary of the Borrower, canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

                           (iii) A copy of the Articles of Incorporation of the Borrower, and all amendments thereto through the Closing Date, certified as of a recent date as true and correct by the Secretary of the State of its incorporation, and a copy of the by-laws of the Borrower, and all amendments thereto through the Closing Date, certified as true and correct by its Secretary or Assistant Secretary, or if no amendments thereto since previously delivered to the Bank, a certificate of the Secretary of the Borrower certifying as to the accuracy and completeness of such Certificate of Incorporation and by-laws as previously delivered to the Bank;

                           (iv)     The certificates of insurance required by
                                    Section 5.07 hereof;

                           (v) The favorable written opinion of counsel for the Borrower and Guarantors dated the date of this Agreement, satisfactory to the Bank in scope and substance, in substantially the form of Exhibit B attached hereto;

                           (vi)     The Shareholder Note; and

                           (vii) Such further supporting documents as the Bank may reasonably request.

                  (d) All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel to the Bank.

         4.02. SUBSEQUENT ADVANCES. The Bank shall have no obligation to make further Advances of Loans unless:

                  (a) The representations and warranties set forth in Article III hereof and in the Loan Documents and each and every Exhibit, Schedule, instrument, document or agreement delivered in connection therewith shall be true and correct as of the date of the Advance (except to the extent affected by transactions occurring after the date hereof and permitted hereunder);

                  (b) No Event of Default shall have occurred and be continuing beyond any applicable grace or cure period set forth in Article VIII hereof, and no event which upon notice or lapse of time, or both, would constitute such an Event of Default, shall have occurred and be continuing beyond any applicable grace or cure period set forth in Article VIII hereof, nor would result from the making of such Advance;

                  (c) All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Bank.

V.       AFFIRMATIVE COVENANTS

         The Borrower hereby covenants and agrees that for so long as the Bank has any obligation to extend credit to the Borrower hereunder, and so long as there remains outstanding any of the principal of, and interest on, the Note and any other indebtedness of the Borrower to the Bank, whether now existing or arising hereafter, the Borrower will:

         5.01. MAINTENANCE OF PROPERTIES; COMPLIANCE WITH LAWS. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, and all material rights, licenses, and permits;
(b) comply in every material respect with all laws and regulations applicable and to all material agreements to which it is a party, including all agreements with its stockholders, the violation of which could have a material adverse effect upon the business or financial condition of the Borrower taken as a whole; (c) at all times maintain, preserve and protect its trade names, trademarks, copyrights, and similar or other intellectual or intangible property and preserve all the remainder of its material properties (whether tangible or intangible) used or useful in the conduct of its business and keep the same in good repair, working order and condition; and (d) from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         5.02. PAYMENT OF TAXES; DEBTS. Pay and perform all of its Obligations hereunder and under the other Loan Documents, and pay and discharge as they become due or before late charges accrue all of its Indebtedness and all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof, unless the Borrower is contesting such Indebtedness, levies, claims or charges in good faith and has set aside adequate reserves on its books in respect thereof; provided, however, that in any event all such Indebtedness, claims, levies and charges shall be paid before any property of the Borrower is seized or attached in respect thereof.

         5.03.    REPORTS TO BANK. Furnish to the Bank:

                  (a) Within ninety (90) days of the end of each fiscal year, audited balance sheets and statement of income (operation) on a consolidated basis and management prepared on a consolidating basis, and a statement of cash flow, together with (i) supporting schedules, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and
(ii) copies of auditor's management letters, in each case with an unqualified certification by a certified public accountant selected by the Borrower and acceptable to the Bank, the form of certification to be also satisfactory to the Bank, showing the Borrower's financial condition at the close of such fiscal year, and the results of operations during such year and containing a statement to the effect that such accountants have examined the provisions of this Agreement and that, to the best of their knowledge, no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, has occurred (or, if such event has occurred, a statement explaining its nature and extent); provided however, that in issuing such statement, the accountants shall not be required to exceed the scope of normal auditing procedures conducted in connection with their opinion referred to above.

                  (b) Within thirty (30) days after the end of each month, balance sheets and statement of income (operation) on a consolidated and consolidating basis, and a statement of cash flow for such month and for the year-to-date, together with supporting schedules setting forth in each case in comparative form the corresponding figures for the preceding fiscal period of the same duration in the prior fiscal year and the corresponding figures from the Budget, in each case prepared by management of the Borrower and certified by the Borrower's chief executive officer or chief financial officer, such balance sheet to be as of the close of such month, and such statements of income (operation) and cash flow to be for the month then ended and the period from the beginning of the then current fiscal year to the end of such month (in each case subject to normal audit and year-end adjustments).

                  (c) Within forty-five (45) days of the end of each Fiscal Quarter, a certificate of covenant compliance in the form of Exhibit C attached hereto, prepared and signed by the chief executive officer or chief financial officer of the Borrower setting forth the amount required to be calculated by the financial covenants of this Agreement and certifying to the fact that such officer has examined the provisions of this Agreement and that no Event of Default nor any event which upon notice or lapse of time, or both, would constitute such an Event of Default, has occurred (or, if such an event has occurred, a statement explaining its nature and extent).

                  (d) Prior to the commencement of each fiscal year (but no later than December 15th of the prior year), a budget of projected income and cash flow statement for the Borrower for the coming year detailed for each calendar month and showing the expected results of operation of the Borrower (the "Budget"). Such budget shall have been approved by the Borrower's Board of Directors. The Bank agrees to use its best efforts to retain the confidentiality of the Budget but shall incur no liability for its failure to do so except as a result of its own wilful or gross negligence.

                  (e) Promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Borrower by its auditors in connection with each annual, interim or special audit of its books by such auditors.

                  (f) Within fifteen (15) days of the end of each month, (i) monthly sales reports setting forth in each case in comparative form the corresponding figures for the preceding month, (ii) monthly backlog reports and
(iii) monthly detailed aging of accounts receivable and inventory reports, each in detail satisfactory to the Bank.

                  (g) On or before November __, 1998, the information set forth on SCHEDULE 5.03 hereto.

                  (h) Other information as the Bank may request from time to time.

         5.04. INSPECTION BY BANK. Permit agents or representatives of the Bank to inspect, at reasonable hours and upon reasonable notice, its books and records and to make abstracts or reproductions thereof. Absent the existence of any default under the Loan Documents, field audit exams shall be conducted no more frequently than quarterly, at the expense of the Borrower ($1,500 per exam).

         5.05. ACCOUNTING. Maintain a standard system of accounting consistent with reports and financial statements previously delivered to the Bank.

         5.06. BANK ACCOUNTS. Maintain its principal operating and disbursement accounts at the Bank and maintain sufficient balances on the date payments are due to permit payment in full by the Borrower of all obligations when due under the Note as authorized by the provisions of Section 2.07 hereof. As soon as practical, the Borrower will establish and maintain a lock box or similar cash management system at the Bank or another institution elected by the Bank for cash collections satisfactory to the Bank. The Borrower shall direct all of its customers and account debtors to make payments on all of its account receivables to such lock box or similar account as the Bank requests. The Borrower shall immediately transfer all cash collections it receives into such account.

         5.07. INSURANCE. Maintain (i) casualty insurance with such carriers and in such amounts and on such other terms as shall be customarily carried by comparable companies and satisfactory to the Bank, but in any event in the amount of at least $1,000,000; (ii) public general comprehensive liability insurance in a manner and with companies satisfactory to the Bank and customarily carried by comparable companies, but in any event such general comprehensive liability policies shall have a single limit of liability in an amount not less than $1,000,000 for each occurrence of bodily injury or death and $1,000,000 for each occurrence of property damage; (iii) extra expense insurance and (iv) insurance required under the Security Agreement. The Bank shall be named as a loss payee and additional insured under all such policies, and all such policies shall include a clause prohibiting cancellation or alteration of the policy without thirty (30) days' prior written notice to the Bank. Certificates evidencing such insurance coverage shall be delivered to the Bank prior to the making of the Loan hereunder. All insurance proceeds shall be paid to the Bank to be applied to the Note as a prepayment, unless the proceeds are less than $50,000, in which case they shall be paid to the Borrower.

         5.08. NOTICE OF PROCEEDINGS, DEFAULTS AND ADVERSE CHANGES. Promptly (and in any event within ten (10) Business Days after the Borrower's discovery thereof) the Borrower shall give written notice to the Bank of (a) any proceedings instituted or threatened against the Borrower by or in any federal, state or local court or before any commission or other regulatory body, whether federal, state or local, which, if adversely determined, could have a material adverse effect upon the Borrower's business, operations, properties, assets, or condition, financial or otherwise, taken as a whole, (b) any notices of default received by the Borrower (together with copies thereof, if requested by the Bank) with respect to (i) any alleged defaults under or violations of any of the Borrower's material licenses, permits, approvals or franchises or any other material agreements to which the Borrower is a party, or (ii) any alleged default with respect to, or acceleration or other action under, any evidence of material Indebtedness of the Borrower or any mortgage, indenture or other agreement relating thereto; (c) any material adverse change in the condition, financial or otherwise, taken as a whole, of the Borrower that is not disclosed in the monthly or annual statements required to be furnished to the Bank pursuant to Section 5.03 hereof, provided, however, that nothing herein shall be construed to waive or extend the time periods set forth in such Section 5.03 for the delivery of such financial statements; or (d) the occurrence of any Event of Default or the occurrence of any event which, upon notice or lapse of time or both, would constitute such an Event of Default.

         5.09. ADDITIONAL ASSURANCES. The Borrower will, from time to time hereafter, execute and deliver, or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Bank shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement, the Note, the negative pledge agreement (as provided for in Section 2.08 hereof) or the Subordination Agreements, and upon the exercise by the Bank of any power, right, privilege or remedy pursuant to this Agreement, the negative pledge agreement (as provided for in Section 2.08 hereof) or the Subordination Agreements which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, exercise and deliver all applications, certifications, instruments and other documents and papers that the Bank may be so required to obtain.

         5.10. YEAR 2000 COMPLIANCE. The Borrower acknowledges that adverse consequences may result to its business and financial standing as a direct result of its failure or the failure of any of its vendors, suppliers, lessors, service providers or any other business affiliates that are material to the business of the Borrower ("Business Affiliates"), to be Year 2000 Compliant, but the Borrower reasonably expects that none of such consequences, either individually or in the aggregate, would result in a Material Adverse Effect. The Borrower further understands and agrees that the absence of a Material Adverse Effect as a result of such adverse consequences is an integral factor in the Bank's continuing evaluation of its credit relationship with the Borrower. Therefore, the Borrower hereby covenants and agrees that it will assist the Bank in assessing the status of Year 2000 Compliance and the impact of non-compliance on its business, and to the extent the Borrower is not Year 2000 Compliant, the Borrower will take all necessary actions to ensure compliance by 12/31/99.

         5.11. TAX REFUND. The Borrower shall file for a tax refund for fiscal year 1998 as soon as possible, but in no event later than March 15, 1999. The Borrower shall file with its tax return all the necessary written requests to have the appropriate taxing authority send all tax refunds that the Borrower is due for fiscal year 1998 directly to the Bank. The proceeds of the tax refund will be applied to the Loans and at the Bank's request shall permanently reduce the Maximum Line Availability by the amount of such refund.

         5.12. MAINTENANCE OF PROPERTIES AND LEASES. The Borrower and each of its Subsidiaries shall maintain, keep and preserve all of its properties (tangible and intangible) in good repair and working order, ordinary wear and tear excepted. The Borrower and each of its Subsidiaries shall replace and improve its properties as necessary for the conduct of its business. The Borrower and each of its Subsidiaries shall comply in all material respects with all leases naming it as lessee.

         5.13. RECORDS, ACCOUNTS AND PLACES OF BUSINESS. The Borrower and each of its Subsidiaries shall maintain comprehensive and accurate records and accounts in accordance with generally accepted accounting principles consistently applied. The Borrower and each of its Subsidiaries shall maintain adequate and proper reserves. The Borrower and each of its Subsidiaries will promptly notify the Bank of (a) any changes in the places of business of the Borrower and its Subsidiaries and (b) any additional places of business which may arise hereafter.

         5.14. FINANCIAL ADVISOR. The Borrower shall complete interviews with three (3) financial advisors prior to December 15, 1998. In the event of a default under any of the Loan Documents, the Borrower shall engage a financial advisor acceptable to the Bank to review its operations and formulate a business plan to raise additional or replacement capital or financing.

VI.      NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that, so long as the Bank has any obligation to extend credit to the Borrower hereunder, and so long as there remains outstanding any portion of the principal of, and interest on, the Note and any other indebtedness of the Borrower to the Bank, whether now existing or arising hereafter, unless the Bank shall otherwise consent in writing, it will not, directly or indirectly:

         6.01. INDEBTEDNESS. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness or liability (including Capital Lease obligations), except:

                  (a) Indebtedness to the Bank hereunder;

                  (b) Indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable, or with respect to which it is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent it has set aside on its books adequate reserves therefor and only so long as no property of the Borrower is seized or attached in satisfaction of or as security for the indebtedness;

                  (c) Indebtedness with respect to Capital Leases or purchase money security interests in an amount not exceeding $50,000 in aggregate principal amount outstanding at any one time; or

                  (d) Indebtedness in respect of endorsements of negotiable instruments for collection in the ordinary course of business; or

                  (e) Unsecured Indebtedness under the Shareholder Note, subject at all times to the Affiliate Subordination Agreement.

         6.02. LIENS. Create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than:

                  (a) Liens securing the payment of taxes, and other government charges, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves to the extent required by generally accepted accounting principles, provided, however, that all such Liens shall be paid and discharged before any property of the Borrower is seized, sold or attached in satisfaction thereof or as security for the payment thereof);

                  (b) Deposits under worker's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for borrowed money) or leases, or to secure statutory obligations, or to secure surety or other similar bonds that the Borrower is required to obtain in the ordinary course of business and that do not exceed in the aggregate $50,000 outstanding at any time;

                  (c) Purchase money security interests and leasehold interests under Capital Leases as permitted by and as limited in amount by Section 6.01
(c) hereof;

                  (d) Any statutory landlord's lien of a lessor under real estate leases and the lessor's title under real estate leased by the Borrower;

                  (e) Easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the Borrower's business; and

                  (f) Liens imposed by law, such as carriers, warehousemen's or mechanics' liens, incurred by the Borrower in good faith in the ordinary course of business and liens arising out of a judgment or award against it with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured.

         6.03. GUARANTEES. Guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, or agreement for the furnishing of funds to any other Person, through purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging any indebtedness or obligation of such other Person, or otherwise, except endorsements on negotiable instruments for collection in the ordinary course of business.

         6.04. SALE OF ASSETS AND ACCOUNTS RECEIVABLE. Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business, including the replacement of equipment with other equipment of at least equal utility and value and the dispositions without replacement of assets not material, individually or in the aggregate, to the operations of its business, or sell, assign, discount or dispose in any way of any accounts receivable, promissory note or trade acceptances held by the Borrower, with or without recourse, except for collection (including endorsements) in the ordinary course of business.

         6.05. SALE AND LEASEBACK. Enter into any arrangement, directly or indirectly, with any Person whereby the Borrower shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property.

         6.06.    INVESTMENTS. Except the permitted Investments set forth on
SCHEDULE 6.06, purchase, invest in or otherwise acquire or hold securities, including, without limitation, capital stock and evidences of indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person, except Investments in short-term obligations of the United States or certificates of deposit of the Bank or another bank that has capital and unrestricted surplus of at least $450,000,000 or investment grade commercial paper rated A-1 or better by Moody's or P-1 or better by Standard & Poor's.

         6.07. REORGANIZATION. (a) Form any Subsidiary, (b) amend its Articles of Incorporation in any way that could have a material adverse effect upon its business or financial condition taken as a whole, or upon the Bank's rights hereunder or under any other Loan Documents, (c) dissolve, liquidate, consolidate with or merge with, or otherwise acquire all or substantially all of the assets, properties of, or ownership interests in, any corporation, partnership, business, firm, or other Person, or (d) make any change in its legal name or the name under which it conducts business.

         6.08. PAYMENTS TO STOCKHOLDERS OR AFFILIATES. Make any Restricted Payment, declare a dividend or make any distribution or payment of cash or property, or both, or repay any Indebtedness, to any of its Affiliates or stockholders, or to any Affiliates of its stockholders, or directly or indirectly redeem, purchase or otherwise acquire for consideration any of its ownership interests, PROVIDED HOWEVER, that so long as No Event of Default exists or would result therefrom, the Borrower may (i) make the regularly scheduled payments of principal of and interest on the Shareholder Note, subject at all times to the Affiliate Subordination Agreement, and (ii) repay the Shareholder Note in full from funds other than funds generated from the operations of the Borrower.

         6.09.    TRANSACTIONS WITH AFFILIATES. Other than as permitted by
Section 6.08 hereof, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or assets or the rendering of any service, with or to any Affiliate of the Borrower, except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms not less favorable to the Borrower than would be obtained in a comparable arm's-length transaction with a third party other than such Affiliate.

         6.10. ERISA. At any time while the Borrower or any of its Subsidiaries has a Pension Plan, permit any accumulated funding deficiency to occur with respect to any Pension Plan or other employee benefit plans established or maintained by the Borrower or any of its Subsidiaries or to which contributions are made by the Borrower or any of its Subsidiaries (the "Plans"), and which are subject to the "Pension Reform Act" and the rules and regulations thereunder or to Section 412 of the Code, and at all times comply in all material respects with the provisions of the Act and Code which are applicable to the Plans. The Borrower will not permit the Pension Benefit Guaranty Corporation to cause the termination of any Pension Plan under circumstances which would cause the lien provided for in Section 4068 of the Pension Reform Act to attach to the assets of the Borrower or any of its Subsidiaries.

VII.     FINANCIAL COVENANTS

         The Borrower hereby covenants and agrees that, so long as the Bank has any obligation to extend credit to the Borrower hereunder, and so long as there remains outstanding any portion of the principal of, or interest on, the Note and any other indebtedness of the Borrower to the Bank, whether now existing or arising hereafter, the Borrower will, for each Fiscal Quarter ending during the term of this Agreement, maintain the following financial covenants:

         7.01.    QUICK RATIO. A Quick Ratio greater than or equal to 1.0:1.0.

         7.02. TANGIBLE NET WORTH. Tangible Net Worth shall be greater than or equal to $15,000,000 for the Fiscal Quarter ending 12/31/98.

         7.03. EBIT TO INTEREST RATIO. An EBIT to Interest Ratio (i) on a year-to-date basis as of the end of each Fiscal Quarter ending from 3/31/99 through 12/31/99 of at least 3.5:1.0, and (ii) as of the end of each Fiscal Quarter ending thereafter for the most recently completed four Fiscal Quarters as of such date, of at least 3.5:1.0.

         7.04. MINIMUM QUALIFIED CUSTOMER ORDERS. The Borrower's Qualified Customer Orders shall not fall below the following level for the periods indicated:

         Period                                              Amount
         ------                                              ------

         October 1, 1998 through November 20, 1998           $4,240,000
         October 1, 1998 through November 30, 1998           $5,600,000
         October 1, 1998 through December 15, 1998           $7,000,000


VIII.    DEFAULTS

         In each case of happening of any of the following events (each of which is herein and in the Loan Documents sometimes called an "Event of Default"):

                  (a) if any representation or warranty made herein, or in any Loan Documents, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or the borrowing hereunder, shall prove to have been false or misleading when made in any material respect;

                  (b) if a default occurs in the payment of any premium or charge hereunder, or any installment of the principal of, or interest on, or penalty with respect to, the Note or any other Obligation of the Borrower to the Bank, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

                  (c) if a default occurs in the due observance or performance of any covenant, condition or agreement contained in any of Article VI (Negative Covenants) or Article VII (Financial Covenants) hereof;

                  (d) if a default occurs in the due observance or performance of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to the terms of this Agreement (excluding those specified in subparagraph (c) above) or pursuant to the terms of any of the Loan Documents and such default shall continue unremedied for twenty (20) days following the earlier of (i) written notice by the Bank to the Borrower, or (ii) the date as of which the Borrower acquires actual knowledge thereof or through reasonable diligence should have acquired actual knowledge thereof, provided however, that if such default cannot be remedied, then such default shall be deemed an Event of Default as of the date of the occurrence thereof;

                  (e) if a default occurs with respect to any indebtedness of the Borrower for borrowed money exceeding $100,000 in aggregate principal amount (other than the Note) if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to the stated maturity thereof;

                  (f) if the Borrower or any other Person liable in whole or in part for payment of the Note shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property,
(ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken for the purpose of effecting any of the foregoing;

                  (g) if an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or appointing a receiver, trustee, custodian or liquidator of the Borrower or of all or a substantial part of the assets of the Borrower (any of the foregoing petitions being hereinafter referred to as an "Involuntary Petition"); or

                  (h) if a final judgment is rendered for the payment of money in excess of One Hundred Thousand Dollars ($100,000) against the Borrower, and the same shall remain undischarged, unbonded or uninsured for a period of twenty
(20) consecutive days, during which period execution shall not be effectively stayed;

                  (i) if there occurs any attachment of any deposits or other property of the Borrower in the hands or possession of the Bank, or if there occurs any attachment of any other property of the Borrower in an amount exceeding Fifty Thousand Dollars ($50,000) which shall not be discharged within thirty (30) days of the date of such attachment; or

                  (j) the occurrence of any event or condition described in paragraphs (f) or (g) with respect any surety of the Borrower with respect to the Borrower's Obligations; or

                  (k) if for any reason Theodore J. Goodlander shall cease to be the beneficial and legal owner in the aggregate of at least twenty-five percent (25%) of each class of issued and outstanding capital stock of the Borrower; or

                  (l) if for any reason Theodore J. Goodlander shall cease to be actively involved in the management and operation of the Borrower unless a successor or successors with comparable qualifications, experience and reputation within the computer industry is appointed and commences management of the Borrower within ninety (90) days after such cessation; or

                  (m) if for any reason any Loan Document shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any party thereto other than the Bank shall institute judicial proceedings to contest the validity of, or shall disaffirm its obligations under, any Loan Document;

then and in every such Event of Default and at any time thereafter during the continuance of such event, the Note and any and all other Obligations of the Borrower to the Bank, shall, at the option of the Bank, become immediately due and payable (except that upon the occurrence of an Event of Default described in paragraph (f) or (g) of this Article VIII, the Obligations shall become immediately due and payable without notice and without any action on the part of the Bank), both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note, or other evidence of such indebtedness to the contrary notwithstanding. In the event of an acceleration of the Borrower's Obligations hereunder as a result of the filing of an Involuntary Petition as specified in paragraph (g) of this Article VIII, such acceleration shall be rescinded, and the Borrower's rights hereunder reinstated, if, within sixty (60) days following the filing of such Involuntary Petition, such Involuntary Petition shall have been dismissed, and there shall exist no other Event of Default under this Agreement.

         In addition to the foregoing, the Bank shall have the following rights and remedies in every Event of Default:

                           (i) At the option of the Bank, the Note shall become immediately due and payable, and the Bank is hereby authorized and empowered to exercise any rights granted to the Bank hereunder or under any or all of the Loan Documents or otherwise available at law or in equity; but the Bank may make any Advances or portions of Advances, after the occurrence of any such Event of Default, without thereby waiving any rights whatsoever either as to payment of the Borrower's Obligations or as to acceleration or enforcement thereof, and without becoming liable to make any other or further Advances.

                           (ii) Upon the occurrence of any of said Events of Default, the rights, powers and privileges provided in this
                  Article VIII and all other remedies available to the Bank under this Agreement or at law or in equity may be exercised by the Bank at any time and from time to time, whether or not the Obligations shall be due and payable, and whether or not the Bank shall have instituted any proceedings or other action for the enforcement of its rights under the Note or any of the Loan Documents. No right conferred upon the Bank hereby or by any other Loan Document shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

IX.      MISCELLANEOUS

         9.01. SURVIVAL OF WARRANTIES. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Bank of the Loans hereunder and the execution and delivery to the Bank of the Note, and shall continue in full force and effect so long as the Obligations or any other indebtedness of the Borrower, to the Bank is outstanding and unpaid.

         9.02. REIMBURSEMENT OF BANK'S EXPENSES. Whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower will reimburse the Bank upon demand for all out-of-pocket costs, fees and expenses, such as (without limitation) filing fees, recording fees, lien searches, title searches, patent and trademark searches, documentary stamp taxes, mortgage recording taxes, registration taxes, intangible taxes due under any applicable state law and any other expenses of the Bank (including, without limitation, reasonable fees and disbursements of counsel to the Bank) in connection with (i) the preparation, negotiation, interpretation, execution and delivery of the Loan Documents, (ii) the making of the Loans hereunder, (iii) any amendments, modifications, refinancing, consents or waivers in respect thereof, (iv) any administration or enforcement or protection of the Bank's rights under any of the Loan Documents, (v) any proceedings with respect to the collection of the Obligations, bankruptcy, reorganization, insolvency, readjustment of Indebtedness, dissolution or liquidation of the Borrower or any party to any Loan Document, and (vi) any claims by third parties relating to the foregoing. All obligations provided for in this Section 9.02 shall survive any termination of this Agreement.

         9.03. GOVERNING LAW. This Agreement and the Note shall be construed in accordance with and governed by the substantive laws of The Commonwealth of Massachusetts (but not the conflict of laws rules thereof).

         9.04. WAIVERS AND AMENDMENTS. No modification or waiver of any provisions of this Agreement, the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. No notice to or demand of the Borrower, in any case, shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances except to the extent provided herein.

         9.05. NO IMPLIED WAIVERS. Neither any failure nor any delay on the part of the Bank in exercising any right, power or privilege hereunder, or under the Note, or under any other instrument given as security therefor, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege. An Event of Default hereunder shall be deemed continuing unless and until waived in writing by the Bank.

         9.06. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and shall be either hand delivered, mailed by certified or registered mail, return receipt requested, or telegraphed or telefaxed with instructions for confirmation of written delivery, or delivered by overnight courier service, to the applicable party at the following addresses:

         If to the Borrower, to:

                  Storage Computer Corporation
                  11 Riverside Street
                  Nashua, NH 03062-1373
                  Attn: James C. Louney, Chief Financial Officer
                  Fax Number: 1-603-889-7232

         with a copy to:

                  Thomas A. Wooters, Esq.
                  Peabody & Arnold
                  50 Rowes Wharf
                  Boston, MA 02110-3342
                  Fax Number: 1-617-951-2125

         If to the Bank, to:

                  State Street Bank and Trust Company
                  225 Franklin Street - M2
                  Boston, Massachusetts 02110
                  Attention: Paul B. Forester, Vice President
                  Fax Number: 1-617-654-4176

         with a copy to:

                  Steven M. Ellis, P.C.
                  Goodwin, Procter & Hoar LLP
                  Exchange Place
                  Boston, MA 02109
                  Fax Number: 1-617-523-1231

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be effective when actually received if hand delivered, or, in the case of registered or certified mail, return receipt requested or in the case of a telegram accompanied by instructions for confirmation of written delivery, two days after deposited in the mails or delivered to the telegraph company, or in the case of a telefax, upon written confirmation of transmission, addressed as aforesaid.

         9.07. SET-OFF. In addition to any rights now or hereafter existing under law, and without limiting such rights, upon and after the occurrence of an Event of Default, the Bank is hereby authorized by the Borrower, at any time and from time to time, without prior notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits, general or special, including, without limitation, indebtedness evidenced by matured and unmatured certificates of deposit, and any other indebtedness held or owing by the Bank to or for the credit or account of the Borrower, to the payment of the Borrower's Obligations, irrespective of whether the Bank has accelerated the Borrower's Obligations.

         9.08. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank, which may be withheld for any reason or no reason. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

         9.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. This Agreement shall become effective when the parties hereto have signed a copy hereof (whether or not the same or different copies) and shall have delivered the same to the Bank.

         9.10.    JURISDICTION AND VENUE; WAIVER OF JURY TRIAL.

                  (a) The Borrower, to the extent it may lawfully do so, hereby consents (i) to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts, and (ii) to the service of process by U.S. certified or registered mail, return receipt requested, addressed to the Borrower at the address set forth in Section 9.06 hereof.

                  (b) THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTE OR ANY TRANSACTION DOCUMENT OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION THEREWITH OR HEREWITH.

         9.11. SAVINGS CLAUSE. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         9.12. HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         9.13. INDEMNIFICATION BY BORROWER. The Borrower shall release, indemnify, save and hold harmless the Bank and its directors, officers, agents, attorneys, and employees (herein each called an "indemnitee" and collectively, the "indemnitees") from and against any and all losses, claims, damages, costs, reasonable expenses (including, without limitation, reasonable attorneys' fees) and liabilities (all of the foregoing being herein called the "Indemnified Liabilities") incurred by an indemnitee in connection with or arising out of the execution or delivery of this Agreement or any other Loan Document, the exercise by the Bank of any right or remedy granted to it hereunder or under any other Loan Document, the performance by the parties hereto of their respective obligations hereunder or under any other Loan Document or the use of the proceeds of the Loans, the collection and enforcement of the Obligations or any of them, except for any portion of such losses, claims, damages, costs, expenses or liabilities incurred solely as a result of the gross negligence or willful misconduct of the applicable indemnitee. If and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section 9.13 shall survive any termination of this Agreement.

         9.14. THIRD PARTY BENEFICIARIES. The parties hereto do not intend the benefits of this Agreement or any other Loan Document to inure to any third party, nor shall this Agreement be construed to make or render the Bank liable to any third party on account of the Borrower's Indebtedness or obligations to such third parties. Notwithstanding anything herein, or in the Note or the other Loan Documents, or any conduct or course of conduct by any or all of the parties hereto or to any other Loan Document, before or after signing this Agreement or any other Loan Document, shall be construed as creating any right, claim or cause of action against the Bank, or any of their officers, directors, agents or employees, in favor of any third party other than the Borrower.

                           [intentionally left blank]

         IN WITNESS WHEREOF, the Bank and the Borrower have caused this Agreement to be duly executed by their duly authorized representatives as an instrument under seal all as of the day and year first above written.

                                    BANK:

                                    STATE STREET BANK AND TRUST COMPANY


                                    By:
                                        ----------------------------------
                                        Paul B. Forester
                                        Vice President


                                    BORROWER:

ATTEST:                             STORAGE COMPUTER CORPORATION


                                    By:
--------------------------------        ----------------------------------
Chief Executive Officer                 James C. Louney
                                        Chief Financial Officer

                                    EXHIBIT A

                 SECOND AMENDED AND RESTATED LINE OF CREDIT NOTE

$10,500,000                                                       August 4, 1995
                                                        (As amended and restated
                                                         as of November _, 1998)
                                                           Nashua, New Hampshire

         FOR VALUE RECEIVED, the undersigned, STORAGE COMPUTER CORPORATION, a Delaware corporation, having a principal place of business at 11 Riverside Street, Nashua, New Hampshire 03062-1373 (the "Maker"), does hereby unconditionally promise to pay to the order of STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, with its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110-2804 (the "Bank"), on the Maturity Date (as defined in the Loan Agreement hereinafter defined), the principal sum of TEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($10,500,000), or, if less, the aggregate unpaid principal amount of loans made by the Bank to the Maker pursuant to that certain Amended and Restated Loan Agreement of even date herewith between the Bank and the Maker (as the same may be amended, restated or otherwise modified from time to time, the "Loan Agreement"), together with interest to the extent permitted by law on any and all principal amounts remaining unpaid hereunder from the date hereof until payment in full, at the rate of interest set forth in Section 2.02 of the Loan Agreement. Interest on the outstanding principal balances shall be calculated on the basis of a three hundred sixty (360) day year counting the actual number of days elapsed. Each change in the floating interest rate applicable to this Note shall take effect simultaneously with the corresponding change in the Prime Rate (as defined in the Loan Agreement). To the full extent permitted by applicable law, interest shall continue to accrue on this Note after the filing by or against the Maker of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         PRINCIPAL REPAYMENT. The outstanding principal balance of this Note shall be repaid as set forth in the Loan Agreement. If not sooner paid, this Note shall be due and payable in full, together with all accrued and unpaid interest thereon, whether due or overdue, on the Maturity Date.

         VOLUNTARY PREPAYMENTS. The Maker may prepay this Note as set forth in the Loan Agreement.

         APPLICATION OF PREPAYMENTS. All prepayments (whether voluntary, mandatory or permanent) shall, unless otherwise determined by the Bank, be applied first to overdue interest and fees, second to accrued but unpaid interest and fees, and finally, to prepayments of the outstanding principal of this Note.

         PAYMENT OF INTEREST. Interest shall be payable as set forth in the Loan Agreement.

         CALCULATION OF INTEREST. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

         PAYMENTS. All principal and interest hereunder shall be payable in lawful money of the United States of America at the office of the Bank at the address shown above in immediately available funds, and shall be made as set forth in Section 2.04 of the Loan Agreement.

         LATE PAYMENT FEE. If any payment due hereunder is not paid within five
(5) days after the date such payment is due, then the Maker shall pay to the Bank, to the extent permitted by law, a fee (the "Late Payment Fee") equal to two percent (2%) of the amount of the late payment.

         DEFAULT RATE OF INTEREST. If an Event of Default shall have occurred and shall be continuing after the expiration of any applicable cure period, then, in such event, the interest rate applicable to this Note (the "Default Rate") shall be four percent (4%) in excess of the highest rate of interest then applicable to this

Note, which Default Rate shall become effective on the date such Event of Default occurs and shall continue in effect until such Event of Default is either cured by the Maker, waived by the Bank or in the case of incurable financial covenant defaults under Article VII hereof, which are not waived by the Bank, until the Maker shall have returned to being in compliance therewith.

         WAIVERS. The Maker of this Note for itself and successors and assigns, hereby expressly waives presentment, demand, protest, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and all other demands and notices in connection with delivery, acceptance, performance, default or enforcement of or under this Note, and expressly waives the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws, and consents that the Bank may without notice and without affecting the Maker's obligations under this Note, (i) release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, (ii) release, add or substitute any other person or party primarily or secondarily liable for the payment of this Note, and (iii) extend the time for payment (regardless of the length or number thereof) or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

         BENEFITS OF OTHER AGREEMENTS. This Note is the Second Amended and Restated Line of Credit Note referred to in and is entitled to the benefits of the Loan Agreement and is also entitled to the benefits of all other instruments evidencing and/or securing the indebtedness hereunder. The occurrence or existence of an "Event of Default" as defined in the Loan Agreement or in any other instruments securing and/or evidencing this indebtedness shall constitute a default under this Note and shall entitle the Bank to accelerate the entire indebtedness hereunder and take such other action as may be provided for in such agreements.

         AMENDMENT AND RESTATEMENT. This Note is issued by the Maker pursuant to the Loan Agreement in replacement and substitution of the Original Note defined and described in the Loan Agreement. This Note is neither a satisfaction nor a novation thereof.

         MAXIMUM RATE. All agreements between the Maker and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid to the Bank for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. If, for any circumstances whatsoever, fulfillment of any provision hereof or of the Loan Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements among the Maker and the Bank.

         GOVERNING LAW. This Note and all transactions hereunder and/or evidenced herein shall be governed by, construed, and enforced in accordance with the substantive laws of The Commonwealth of Massachusetts.

         ATTORNEYS' FEES, COSTS OF COLLECTION; APPOINTMENT OF RECEIVER. If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Maker will pay attorneys' fees to the holder hereof together with reasonable costs and expenses of collection.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed as an instrument under seal by its duly authorized officer all as of the day and year first above written.

ATTEST:                             STORAGE COMPUTER CORPORATION


                                    By:
------------------------------          -------------------------------------
Chief Executive Officer                 James C. Louney
                                        Chief Financial Officer

                                    EXHIBIT B

November ___, 1998

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110-2804
Attn:    Paul B. Forester, Vice President, Corporate Banking

Re: Request for Advance under Second Amended and Restated Revolving Loan Agreement with STORAGE COMPUTER CORPORATION (the "Borrower") dated as of November __, 1998 (the "Loan Agreement", to which reference is made therein for the meaning of capitalized terms not otherwise defined herein)

Ladies and Gentlemen:

This letter shall serve as a request described in the Loan Agreement for an Advance from the Bank in the principal amount of $USD ______________ (Advance).

--------------------------------------------------------------------------------
1.       Advance                                                 $
--------------------------------------------------------------------------------
2.       Requested date of borrowing
--------------------------------------------------------------------------------

         The undersigned hereby certifies that:

         (i) the undersigned is the duly elected, qualified and acting chief financial officer of the Borrower and as such officer is authorized to make and deliver this Request for Advance.

         (ii) the representations and warranties set forth in Article III of the Loan Agreement and in each of the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same force and effect as though made on and as of the date hereof.

         (iii) no Event of Default and no event which upon notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, or would result from the borrowing requested hereby.

         (iv) the requested Advance will not cause the outstanding principal balance of the Note to exceed the amount of the Commitment in effect as of the date hereof.

         (v) the above information is true and correct as of the date hereof.



                                 Very truly yours,

                                 STORAGE COMPUTER CORPORATION


                                 By:
                                     -------------------------------------------
                                     Its Duly Authorized Chief Financial Officer

                                    EXHIBIT C

                          [FORM OF OPINION OF COUNSEL]

November __, 1998

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110
Attention: Paul B. Forester
           Vice President-Corporate Banking

RE:      STORAGE COMPUTER CORPORATION

Ladies and Gentlemen:

         We have acted as counsel to STORAGE COMPUTER CORPORATION, a Delaware corporation (the "Borrower") and the Guarantors [listed separately or schedule] in connection with an Amended and Restated Loan Agreement of even date herewith (the "Loan Agreement") between the Borrower and you (the "Bank"), the Amended and Restated Line of Credit Note issued pursuant thereto on the date hereof (the "Note"), the Loan Documents (as defined in the Loan Agreement) and the transactions to be effected in connection with the Loan Agreement. This opinion is furnished to you pursuant to Section 4.01 (c) of the Loan Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

         In connection with rendering this opinion, we have reviewed the Loan Agreement, the Note and the Loan Documents referred to therein. We have also examined the Borrower's and Guarantors' corporate charter and by-laws or operating agreements (as the case may be), and such records, documents, certificates and other instruments and have made such investigations of fact and of law as we have deemed necessary to render this opinion.

         In rendering this opinion, we have assumed the genuineness of all signatures by parties thereto on original documents, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the accuracy and completeness of all records of the Borrower and Guarantors made available to us, and that the Bank has all necessary power and authority to enter in the Loan Documents to which it is a party and to perform its obligations thereunder, and that such execution and performance has been duly authorized by all required action on the part of the Bank, and that the Loan Documents are the binding obligations of the Bank.

         The opinions hereinafter expressed are qualified to the extent that the validity or enforceability of any provisions in the Loan Agreement, the Note, or other Loan Documents or of any rights granted to you pursuant to any of those instruments, may be subject to and affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Furthermore no opinion is expressed as to whether any provisions thereof are specifically enforceable in equity.

         Based on the foregoing, we are of the opinion that:

         1. The Borrower (a) is a Delaware corporation duly organized, validly existing and in good standing under the laws of the States of Delaware and New Hampshire, (b) has the power and authority to own its properties and to carry on its business as now being conducted and as presently contemplated, (c) has the power and authority to execute and deliver, and to perform its obligations under such of the Loan Documents to which it is a party, and (d) is duly qualified to transact business in each state where the nature of its activities would require such qualification.

         2. The Guarantors (a) are duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization or creation,
(b) have the power and authority to own their properties and to carry on their business as now being conducted and as presently contemplated, (c) have the power and authority to execute and deliver, and to perform their obligations under such of the Loan Documents to which each is a party, and (d) is duly qualified to transact business in each jurisdiction where the nature of its activities would require such qualification.

         3. The execution and delivery of, and performance by the Borrower and the Guarantors of their obligations under the Loan Documents, have been duly authorized by all requisite corporate or partnership action and will not violate any provision of law, order, judgment or decree of any court or other agency of government, its Articles of Incorporation, by-laws or operating agreement, or, to the best of counsel's knowledge after due inquiry, any indenture, agreement or other instrument to which the Borrower or the Guarantors are a party, or by which the Borrower or the Guarantors are bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be permitted by the Loan Documents, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the properties or assets of any of the Borrower or Guarantors pursuant to any such indenture, agreement or instrument.

         4. Each of the Loan Documents (to which the Borrowers and Guarantors are a party) has been duly authorized, executed and delivered by the Borrower and Guarantors and constitute the legal, valid and binding obligation of the Borrower and Guarantors, enforceable in accordance with its terms.

         5. To the best of our knowledge after due inquiry and our own familiarity with the affairs of the Borrower and Guarantors as their counsel, there is no action, suit, proceeding at law or in equity or by or before any governmental agency pending or threatened against the Borrower or Guarantors, which if adversely determined would, either in any single case or in the aggregate, materially and adversely affect their properties, existence, financial condition or business, or materially impair their rights to carry on their businesses substantially as now conducted or as contemplated to be conducted during the term of the Loan Agreement and the Note, or which questions the validity of any of the Loan Documents.

         6. To the best of our knowledge after due inquiry, except as disclosed to you in writing, each of the Borrower and Guarantors (a) are not a party to any agreement or instrument or subject to any corporate or other restriction materially and adversely affecting their businesses, operations, properties, assets or financial condition; and (b) are not in violation of any provision of their Articles of Organization or By-laws or operating agreements, or of any material indenture, agreement or instrument to which they are a party or by which they are bound, or of any provision of law, the violation of which could have a material adverse effect upon them, or any order, judgment or decree of any court or other agency of government.

         7. The execution and delivery of the Loan Documents do not, and the performance and observance of the terms of Loan Documents will not, contravene any provision of existing law or regulations, and will not conflict with, or result in any breach of the terms, conditions or provisions of, or constitute a default under or result in or permit the creation or imposition of any lien, charge or encumbrance upon any of the properties of the Borrower or Guarantors pursuant to any indenture, mortgage or other agreement or instrument of which the Borrower or Guarantors have knowledge, to which the Borrower or Guarantors are a party or by which said properties are bound.

         8. The execution and delivery by the Borrower and Guarantors of each of the Loan Documents to which they are a party constitute transactions not requiring registration under the Securities Act of 1933, as amended (the "Securities Act"), and registration or qualification by the Borrower or Guarantors of the Loan Documents to which they are a party is not required under the Securities Exchange Act of 1934, as amended, or the securities laws of the State of New Hampshire or the State of Delaware. Qualification of an indenture under the Trust Indenture Act of 1939, as amended, is not required with respect to the transactions contemplated by the Loan Documents.

         9. Assuming the accuracy of the representations and warranties made in the Loan Agreement with respect to the intended use of the proceeds of the Loans, the transactions and arrangements contemplated by the Loan Documents do not violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve Board.

         10. The Borrower is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

         11. We are not aware of any basis supported by applicable statutory or decisional law on which courts of the State of New Hampshire or the State of Delaware would refuse to honor the choice of law clause set forth in the Loan Agreement or would apply the usury laws of the State of New Hampshire or the State of Delaware to the Obligations.

         12. The provisions of the Security Agreement are effective under the New Hampshire UCC to create a valid security interest in favor of the Bank, in so much of the Collateral as constitutes personal property or fixtures to which
Article 9 of the New Hampshire UCC is applicable, securing the Obligations purported to be secured by such Security Agreement. The Security Agreement contains provisions which are sufficient under the laws of the State of New Hampshire to make available to the Bank all remedies available under the New Hampshire UCC to holders of security interests in such Collateral, and the provisions of such Security Agreement relating to remedies are in accordance with all requirements of law of the State of New Hampshire relating to such remedies. Enforcement of the remedies provided in the such Security Agreement will not deprive the Bank of its rights to seek a deficiency judgment in respect of the Obligations, nor will it limit the right of the Bank to foreclose on other collateral securing the Obligations.

         13. We have reviewed the contents of the Borrower's Collateral Certificate (the "Collateral Certificate") identifying the jurisdictions in which the Borrower and the Collateral are located. We have assumed that (i) the Collateral Certificate is accurate and complete and that the representations of the Borrower relating to its chief executive office and principal place of business in such Collateral Certificate and the Loan Documents are accurate and complete and (ii) none of the Collateral consists or will consist of consumer goods, equipment used in farming operations, farm products, crops, timber, minerals and the like (including oil and gas) or accounts or general intangibles resulting from the sale thereof, or beneficial interests in a trust or a decedents estate. We have also reviewed financing statements (the "Financing Statements") to be filed in the offices set forth on EXHIBIT A hereto, each listing the Borrower as debtor and the Bank as secured party and covering certain personal property and fixtures. Based upon the foregoing, the Bank will have, upon the filing of the Financing Statements in such filing offices, a perfected security interest in such portion of the Collateral in which the perfection of a security interest can be effected by the filing of financing statements under the Uniform Commercial Code as enacted in New Hampshire, Massachusetts and Delaware.

         14. The authorized capital stock of the Borrower consists of ___ shares of Common Stock, $___ par value[, and ___ shares of _______________, $____ par value], of which ____ shares of Common Stock [and ___ shares of ____________] are issued and outstanding of record. All such outstanding shares are validly issued and non-assessable and subject to no preemptive rights. To our knowledge, the Borrower does not have outstanding any rights, options to subscribe for or purchase from the Borrower, or any warrants or other agreements providing for or requiring the issuance by the Borrower of, any capital stock or any securities convertible into or exchangeable for its capital stock.

         15. The Borrower owns the Intellectual Property Collateral (as defined in the Intellectual Property Security Agreement defined hereafter) listed on SCHEDULES I, II, III AND IV ("Schedules") to the Intellectual Property Security Agreement. Furthermore, the Schedules sets forth the true and complete listing of the Borrower's Intellectual Property Collateral. The Borrower is the sole and exclusive legal and beneficial owner of the entire right, title and interest in and to the Intellectual Property Collateral listed in the Schedules.

         16. The security interests stated to be granted pursuant to the Intellectual Property Security Agreement are valid and enforceable security interests in the Intellectual Property Collateral securing the obligations pursuant to the Intellectual Property Security Agreement. Upon the filing of the Uniform Commercial Code financing statements referred to in paragraph 13 hereof and the filing of the Intellectual Property Security Agreement with the United States Patent and Trademark Office (the "PTO"), such security interests, to the extent perfectible by the filing of such Uniform Commercial Code financing statements and such Intellectual Property Security Agreement, will constitute valid, binding and duly perfected security interests in the Intellectual Property Collateral, including all proceeds thereof, granted to the Bank.

         17. There are no facts which would preclude the Borrower from exploiting the Intellectual Property Collateral.

         18. Neither the Borrower nor any of its officers or directors have received any notice of infringement or conflict with the rights or claims of others with respect to the Intellectual Property Collateral, and have no reason to believe that its use of the Intellectual Property Collateral would infringe the rights of third parties.

         19. The shares of the capital stock of the Guarantors pledged to the Bank pursuant to the Pledge Agreement are held of record as set forth on ANNEX A to the Pledge Agreement. [Such capital stock constitutes, of record, 66-2/3% of the outstanding capital stock of each of the Guarantors and, to our knowledge, on a fully-diluted basis, 66-2/3% of such outstanding capital stock of the Guarantors.] Upon delivery to the Bank of the stock certificates evidencing such capital stock with stock powers executed in blank in respect of the such capital stock in the Commonwealth of Massachusetts, and assuming continued possession of such certificates by the Bank, the Bank will have, a perfected security interest in such capital stock. Assuming that the Bank acquired its security interest in such pledged capital stock in good faith and without notice of any, adverse claims (as such term is used. in Article 8 of the Massachusetts UCC) and that such pledged stock is either in bearer form or in registered form, issued or endorsed in the name of the Bank or in blank, the Bank will acquire its security interest in such pledged capital stock free of adverse claims.

         Our opinions contained herein are subject to the following qualifications:

                  (i) The enforceability of obligations under any agreement or document subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity whether in an action in law or proceeding in equity. In addition, we express no opinion regarding the availability of the remedy of specific performance or of any other equitable remedy or relief, to enforce any right under any agreement or document.

                  (ii) The opinions expressed in this letter are based upon the applicable laws, regulations and ordinances in effect as of the date of this letter. In delivering this letter to you, we are not undertaking to apprize you either of any transactions, events or occurrences taking place after the date of this letter of which we may acquire any knowledge or of any change in any applicable laws taking place after the date of this letter which may affect our opinions set forth herein.

                  (iii) Our opinion is limited to the specific opinions expressed above, and no other opinions are intended nor should they be inferred.


         This opinion is rendered as of the date hereof, and is for your benefit and not for the benefit of any other party.


                                             Very truly yours,

                                    EXHIBIT D

November __, 1998

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110
Attn:    Paul B. Forester
         Vice President-Commercial Banking

Ladies and Gentlemen:

         As required by Section 5.03 of the Second Amended and Restated Loan Agreement dated as of November __, 1998 (the "Loan Agreement"), by and between STORAGE COMPUTER CORPORATION (the "Borrower") and STATE STREET BANK AND TRUST COMPANY (the "Bank"), a review of the activities of the Borrower for fiscal year and/or fiscal period ending 19[__ ] (the "Fiscal Period") has been made under my supervision with a view to determining whether the Borrower has kept, observed, performed and fulfilled all of its obligations under the Loan Agreement and all other agreements or undertakings contemplated thereby. To the best of my knowledge, no event has occurred and is continuing which constitutes, or which with the passage of time or service of notice, or both, would constitute an Event of Default as defined in Article VIII of the Loan Agreement.

         I further certify that the amounts set forth below, with abbreviated descriptions, to the best of my knowledge, accurately present amounts required to be calculated by various covenants of the Loan Agreement as of the last day of the Fiscal Period. Unless expressly specified herein, all terms used herein have the identical meaning as in the Loan Agreement.

1.       Section 7.01 - Quick Ratio (Quick Assets/Current Liabilities)

         For the Fiscal Quarter Ended

================================================================================
Quick Assets:
--------------------------------------------------------------------------------
+        Cash and Cash Equivalents                      $
--------------------------------------------------------------------------------
+        Accounts Receivable                            $
--------------------------------------------------------------------------------
+        Marketable Securities                          $
--------------------------------------------------------------------------------
Total Quick Assets:                                     $
--------------------------------------------------------------------------------
Current Liabilities                                     $
--------------------------------------------------------------------------------
RATIO OF QUICK ASSETS/CURRENT
LIABILITIES (Must equal or exceed 1.0:1.0)
================================================================================

2.       SECTION 7.02 - TANGIBLE NET WORTH

         For the Fiscal Quarter Ended __/__/__:

================================================================================
TANGIBLE NET WORTH:
--------------------------------------------------------------------------------
         Balance Sheet Assets (list):                              $
--------------------------------------------------------------------------------
MINUS:  Intangible Assets (list):                                  $
--------------------------------------------------------------------------------
TOTAL = TANGIBLE NET WORTH                                         $
(Must equal or exceed $15,000,000).
--------------------------------------------------------------------------------
Earnings After Taxes                                               $
--------------------------------------------------------------------------------
Current Liabilities
--------------------------------------------------------------------------------
RATIO OF QUICK ASSETS/CURRENT LIABILITIES (Must equal or exceed
1.0:1.0)
================================================================================

3.       SECTION 7.03 - EBIT TO INTEREST RATIO

         For the Fiscal Quarter Ended __/__/__:

================================================================================
NUMERATOR:
--------------------------------------------------------------------------------
           Net Income                                              $
--------------------------------------------------------------------------------
PLUS:      Interest Expense on all Indebtedness                    $
--------------------------------------------------------------------------------
PLUS:      Taxes                                                   $
--------------------------------------------------------------------------------
PLUS:      Extraordinary Losses                                    $
--------------------------------------------------------------------------------
MINUS:     Extraordinary Gains                                     $
--------------------------------------------------------------------------------
EBIT:                                                              $
--------------------------------------------------------------------------------
DENOMINATOR:
--------------------------------------------------------------------------------
           Interest Expense on all Indebtedness                    $
--------------------------------------------------------------------------------
RATIO:     (Maximum permitted is 3.5:1.0)
================================================================================

4.         SECTION 7.04 - MINIMUM QUALIFIED CUSTOMER ORDERS

           For the Fiscal Period Commencing October 1, 1998 and Ending __/__/__:

--------------------------------------------------------------------------------
Qualified Customer Orders                    $
--------------------------------------------------------------------------------




                                      STORAGE COMPUTER CORPORATION


                                      By:
                                          ------------------------------------
                                          Chief Financial Officer

                                    EXHIBIT E

                               (Form of Guaranty)

                                    EXHIBIT F

                           (Form of Pledge Agreement)